UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

EMPIRE STATE REALTY OP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street, 12th Floor
 New York, New York  10120

(Address of Principal Executive Offices)

(212) 687-8700

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.

Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.

Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to Anthony Malkin’s Third Amended and Restated Employment Agreement

On December 11, 2024, following a recommendation from the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Empire State Realty Trust, Inc. (the “Company”) and Board approval, the Company and Anthony E. Malkin entered into an amendment to his Third Amended and Restated Employment Agreement, dated as of September 20, 2024 (the “First Amendment to Third Amended and Restated Employment Agreement”), to reflect an increase in the duration of his non-competition restrictive covenant from six (6) months to one (1) year following the date of his termination of employment.

Employment Agreement with Christina Chiu

On December 11, 2024, following a recommendation from the Compensation Committee and Board approval, the Company and Christina Chiu (the “President”) entered into, an Employment Agreement (the “Employment Agreement”), pursuant to which the President will continue to serve as the President of the Company, reporting to the Chairman and Chief Executive Officer of the Company.

The Employment Agreement provides for an initial employment term of three years, with up to two (2) successive one (1) year renewal terms unless terminated earlier by either party. Pursuant to the Employment Agreement, the President will be eligible to receive an annual base salary of $760,000, a target annual bonus of one hundred thirty percent (130%) of her annual base salary, equity grants and other long-term incentive awards, a one-time cash retention bonus (the “Retention Bonus”) of $750,000 (payable on December 11, 2027, subject to her continued employment through the payment date), and to participate in the employee benefit and perquisite programs of the Company on terms no less favorable than those applicable to other senior executives of the Company.

In addition, the Employment Agreement provides that upon a termination of the President’s employment by the Company without “cause” or by the President for “good reason” (each, as defined in the Employment Agreement), the President will be eligible for the following severance benefits (subject to her execution of a release of claims): (i) any earned but unpaid annual bonus (the “Earned Bonus”), (ii) a pro-rata annual bonus (based on actual level of performance) (the “Pro-Rata Bonus”), (iii) payment of the Retention Bonus (to the extent unpaid), (iv) accelerated vesting in full of any service-based equity awards and pro-rata accelerated vesting of any performance-based equity awards (based on actual level of performance) (the “Accelerated Equity Vesting”), (v) a cash amount equal to 200% (such percentage, the “Severance Multiple”) of the sum of (a) the President’s then-current annual base salary and (b) the average annual bonus paid to the President in each of the three most recently completed years (the “Cash Severance”), and (vi) a payment equal to the difference between the President’s monthly COBRA premium cost and the cost to the President as if she was an employee of the Company, for a period of eighteen (18) months (or, if shorter, until the President is eligible for benefits under another employer’s plans) (clauses (i) through (vi) collectively, the “Severance Benefits”).

However, if the President’s Qualifying Termination occurs during the twenty-four (24) month period beginning on a “change in control” (as defined in the Employment Agreement), then the President will be eligible to receive the Severance Benefits (subject to her execution of a release of claims) except that for purposes of the Accelerated Equity Vesting, the President’s performance-based equity awards will instead fully vest (based on actual performance) and for purposes of calculating the Cash Severance amount, the Severance Multiplier will instead be 300%.

The Employment Agreement shall supersede the Change in Control Severance Agreement, by and between the President and the Company, dated as of April 13, 2020.

The foregoing summaries of the First Amendment to Third Amended and Restated Employment Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment to Third Amended and Restated Employment Agreement and the Employment Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Third Amended and Restated Employment Agreement
10.2	Employment Agreement
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 12, 2024

EMPIRE STATE REALTY TRUST, INC.
(Registrant)

By:	/s/ Heather L. Houston
Name: Heather L. Houston
Title: Senior Vice President, Chief Counsel, Corporate & Secretary

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 12, 2024

EMPIRE STATE REALTY OP, L.P.
(Registrant)

By:	Empire State Realty Trust, Inc.,
as general partner

By:	/s/ Heather L. Houston
Name: Heather L. Houston
Title: Senior Vice President, Chief Counsel, Corporate & Secretary